EXHIBIT 23.5

CONSENT OF CUSHMAN & WAKEFIELD, INC.

We hereby consent to the use of our name in this Amendment No. 11 to the Registration Statement of Albertsons Companies, Inc. (Registration No. 333-205546) on Form S-1 (the “Registration Statement”), and to the references to information contained in Cushman & Wakefield, Inc. appraisals wherever appearing in the Registration Statement.

/s/ George J. Rago
Name: George J. Rago
Title: Executive Managing Director

Cushman & Wakefield, Inc.

New York, New York 10104

August 21, 2017